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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Registration Statement of America's Senior Financial Services, Inc. on Form SB-2 of our reports, as listed below, appearing in the Prospectus, which is part of this Registration Statement:


     1. Our Independent Auditors' Report dated March 31, 2000 on the 1999 and 1998 consolidated financial statements of America's Senior Financial Services, Inc. and subsidiaries;

     2. Our Independent Auditors' Report dated February 26, 1999 on the 1998 and 1997 financial statements of Dow Guarantee Corp.; and

     3. Our Independent Auditors' Report dated April 9, 1999 on the 1998 financial statements of Capital Funding of South Florida, Inc.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Ahearn, Jasco + Company, P.A.


AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
December 12, 2000